ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Trilliant Exploration Corporation

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series I Preferred Stock, $0.001 par value

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

Section 4.1.1 of the Certificate of Designation of Series I Preferred Stock of Trilliant Exploration Corporation shall be replaced in its entirety as set forth in the attachment hereto.

5. Effective date of filing: (optional) Immediately

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Trilliant Exploration Corporation

Amendment to Certificate of Designation After Issuance of Class or Series

4.1.1 Conversion Ratio. Each share of Series I Preferred Stock will be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of the Corporation's Common Stock as is determined by dividing (i) the Base Amount by (ii) the lowest volume weighted average price of the securities on the OTCBB, NASDAQ or other exchange or market on which such Common Stock trades in the five preceding days prior to the closing of such transaction (the "Series I Conversion Price"). In the event that on the date of optional conversion pursuant to this Section 4.1.1 the Corporation's Common Stock is not trading on the OTCBB, NASDAQ or other public exchange or market, the denominator in the formula for the Series I Conversion Price shall be the fair market value of the Corporation's Common Stock, as determined in good faith by the Board of Directors of the Corporation.

/s/ William R. Lieberman /s/ ____________________

William R. Lieberman, Director, Trilliant Exploration Corp.